                                                                    EXHIBIT 10.2

                            STOCKHOLDERS AGREEMENT


                                 by and among


                         FS EQUITY PARTNERS III, L.P.

                    FS EQUITY PARTNERS INTERNATIONAL, L.P.,

                      CANADIAN IMPERIAL BANK OF COMMERCE,

                           PILGRIM PRIME RATE TRUST,

             VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST,

                            SENIOR DEBT PORTFOLIO,

                            ML IBK POSITIONS, INC.

                               FRANK J. BELATTI

                               DICK R. HOLBROOK

                               SAMUEL N. FRANKEL

                                      AND

                      AMERICA'S FAVORITE CHICKEN COMPANY



                                April 11, 1996

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----

1.  Definitions.................................................  1

2.  Rights Upon Issuance of Additional Securities...............  4
    2.1 Issuance Notice.........................................  4
    2.2 Response Notice.........................................  4
    2.3 Revised Issuance Notice.................................  5
    2.4 Pro Rata Share..........................................  5
    2.5 Termination and Assignment..............................  5

3.  Transfer of Shares by FS Stockholder; Rights of
    Inclusion...................................................  5
    3.1 Right of Inclusion......................................  5
    3.2 Third-Party Offer.......................................  5
    3.3 Allocation of Included Shares...........................  6
    3.4 Consummation............................................  7
    3.5 Termination and Assignment..............................  8

4.  Obligation to Sell Securities...............................  8
    4.1 Sale Obligation.........................................  8
    4.2 Termination and Assignment..............................  9

5.  Restrictions on Transfers of Securities; Right of First
    Offer.......................................................  9
    5.1 Transfer Restrictions...................................  9
    5.2 Right of First Offer.................................... 10
    5.3 Termination and Assignment.............................. 11

6.  Registration Rights......................................... 12
    6.1 "Piggy-Back" and Demand Rights on Common Stock.......... 12
    6.2 Registration Rights on Preferred Stock.................. 12

7.  Representation on the Board of Directors.................... 12
    7.1 The Board............................................... 12
    7.2 Termination and Assignment.............................. 13

8.  Other Agreements............................................ 13

9.  Copy of Agreement........................................... 13

10. Governing Law............................................... 13

11. Representations and Warranties.............................. 13

12. Amendment and Waiver; Successors............................ 14

13. Interpretation.............................................. 14

14. Notices..................................................... 14

15. Legends..................................................... 14

16. Further Assurances.......................................... 15

17. Injunctive Relief; Disputes................................. 15

18. Severability................................................ 15

19. Entire Agreement............................................ 16

20. Counterparts................................................ 16

21. Opinions.................................................... 16


SCHEDULE 1 Ownership of Capital Stock by Stockholders Upon
           Consummation of Transactions Contemplated by
           Purchase Agreement................................... 19

                            STOCKHOLDERS AGREEMENT

          THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of April 11, 1996 by and among America's Favorite Chicken Company, a Minnesota corporation (the "Company"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International," and collectively with FSEP III, the "FS Stockholder"), Canadian Imperial Bank of Commerce, Pilgrim Prime Rate Trust, Van Kampen American Capital Prime Rate Income Trust, Senior Debt Portfolio, ML IBK Positions, Inc., Frank J. Belatti, Dick R. Holbrook and Samuel
N. Frankel (collectively, the "Existing Stockholders" and individually, an "Existing Stockholder").

                                   RECITALS

          A. Pursuant to a Stock Purchase Agreement dated as of February 23, 1996 among the Company and the FS Stockholder (the "Purchase Agreement"), FS Stockholder is making a substantial investment in the Common Stock of the Company.

          B. To induce the FS Stockholder to consummate the transactions contemplated by the Purchase Agreement, the Existing Stockholders desire to execute this Agreement.

          C. The FS Stockholder's obligation to consummate the transactions contemplated by the Purchase Agreement is conditioned upon the execution of this Agreement by the Existing Stockholders.

          D. Upon consummation of the transactions contemplated by the Purchase Agreement, FS Stockholder and the Existing Stockholders will own the shares of capital stock of the Company set forth on Schedule 1 hereto.

          E. The Existing Stockholders and the FS Stockholder wish to establish through this Agreement certain rights, obligations and restrictions with respect to the securities of the Company.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  As used in this Agreement, the following
               -----------
capitalized terms shall have the following meanings:

          Additional Securities:  All Securities which are issued and sold by
          ---------------------
the Company other than (i) the Initial Shares, (ii) any Securities issued or issuable to all of the holders of

Common Stock then outstanding on a proportionate basis, (iii) issuances of additional shares of 10% Preferred Stock in payment of dividends on outstanding shares of 10% Preferred Stock, (iv) any Securities issued or issuable to any Employees pursuant to any equity incentive plan, individual agreement, bonus, award, stock purchase plan, stock option plan or other stock agreement or arrangement approved by the Company's Board of Directors (a "Benefit Plan"); provided however that with respect to any Benefit Plan approved by the Board after the date hereof, such exclusion shall only apply with respect to the issuance of Securities that do not exceed, on an aggregate basis, 3% of the total outstanding shares of Common Stock, assuming full exercise of all Securities granted to Employees; (v) any Securities issued in exchange for debt securities of the Company or any Subsidiary or to any source of, or to any party arranging, financing for the Company or any Subsidiary of the Company, (vi) any Securities issued pursuant to a public offering registered under the Securities Act, (vii) any Securities that are issued or issuable in connection with the acquisition by the Company of any business, business assets or securities from any Person; (viii) any Securities that are issued or issuable upon the exercise of rights, options or warrants to purchase Securities, or upon the conversion or exchange of Securities convertible into or exchangeable for Securities, where the parties to this Agreement received (or were not required to receive) an Issuance Notice pursuant to Section 2.1 of this Agreement; and (ix) any Securities issued in connection with that certain Nonqualified Option Agreement dated as of July 19, 1993 between the Company and Merrill Lynch & Co., Inc.

          Affiliate or Associate:  Such terms shall have the meanings given them
          ----------------------
pursuant to Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

          Board:  The Board of Directors of the Company.
          -----

          Common Stock:  The Common Stock, par value $.01 per share, of the
          ------------
Company.

          Employee:  Any employee, independent director or consultant of the
          --------
Company or any Subsidiary of the Company.

          Existing Stockholders:  Canadian Imperial Bank of Commerce, Pilgrim
          ---------------------
Prime Rate Trust, Van Kampen American Capital Prime Rate Income Trust, Merrill Lynch & Co., Inc., Pacific Corinthian Life Insurance Company, Senior Debt Portfolio, ML IBK Positions, Inc., Frank J. Belatti, Dick R. Holbrook and Samuel
N. Frankel.

          Initial Shares:  Shall mean the 33,691,039 shares of Common Stock and
          --------------
the 535,152 shares of 10% Preferred Stock issued and outstanding on the date hereof and held beneficially and of record by the Stockholders as follows:

                                                       INITIAL SHARES
                                                   ------------------------
                                                                     10%
                                                                  PREFERRED
              STOCKHOLDER                          COMMON STOCK     STOCK
------------------------------------------------   ------------   ---------

FS Equity Partners III, L.P.                       20,288,340          ---
FS Equity Partners International, L.P.                815,067          ---
Canadian Imperial Bank of Commerce                  6,312,724      360,545
Pilgrim Prime Rate Trust                              413,980       24,848
Van Kampen American Capital Prime Rate Income         604,251       34,864
 Trust
Senior Debt Portfolio                                 806,708       54,895
ML IBK Positions, Inc.                              1,800,000       60,000
Frank J. Belatti                                    1,329,969          ---
Dick R. Holbrook                                      660,000          ---
Samuel N. Frankel                                     660,000          ---

          Permitted Transferee:  Subject to Section 5.1, Permitted Transferee
          --------------------
shall mean an Affiliate of a Stockholder or, with respect to any Stockholder who is an individual, such Stockholder's spouse or issue or a trust for their or the Stockholder's benefit.

          Person:  Any individual, corporation, entity, partnership, joint
          ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

          Public Offering:  A public offering of shares of Voting Securities of
          ---------------
the Company registered under the Securities Act, but shall not include an offering registered on Form S-4 or Form S-8 (or any substitute form that is adopted by the SEC), or an offering of Voting Securities in connection with a sale of debt securities of the Company. The term "Initial Public Offering" shall mean an underwritten Public Offering of Voting Securities which results in gross proceeds to the Company in excess of $25 million from the sale of Voting Securities.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities:  Shall mean (i) Voting Securities, (ii) all rights,
          ----------
options, warrants to purchase such Voting Securities or the securities described in the following clause and (iii) all other securities or capital stock of any type whatsoever, including, without limitation, (A) preferred stock, debt securities and securities that are, or may become, convertible into or exchangeable for, or that entitle the holder to purchase, Voting Securities, (B) preferred stock and (C) debt securities; provided, however, that debt securities shall not include the Company's debt under that certain Credit Agreement dated as of November 5, 1992 as amended, among the company and the Lenders named therein.

          Securities Act:  The Securities Act of 1933, as amended.
          --------------

          Stockholders:  The FS Stockholder and the Existing Stockholders.
          ------------

          Subsidiary:  With respect to any Person, a corporation or other entity
          ----------
of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          Voting Securities:  All Securities of the Company which possess
          -----------------
general voting power to elect members of the Board; provided that Voting Securities shall not include the 10% Preferred Stock or any options or warrants to purchase Voting Securities.

          10% Preferred Stock:  The Cumulative Exchangeable Redeemable Preferred
          -------------------
Stock of the Company.

          2.   Rights Upon Issuance of Additional Securities. The Company hereby
               ---------------------------------------------
grants to each Stockholder the following rights with respect to any and all proposed issuances or sales of Additional Securities by the Company:

          2.1  Issuance Notice.  The Company shall give each Stockholder written
               ---------------
notice of the Company's intention to issue and sell Additional Securities (the "Issuance Notice"), describing the type of Additional Securities, the price at which the Additional Securities will be issued and sold and the general terms upon which the Company proposes to issue and sell the Additional Securities, including the anticipated date of such issuance or sale.

          2.2  Response Notice.  Each Stockholder shall have 20 days from the
               ---------------
date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below in Subsection 2.4) of such Additional Securities by giving written notice to the Company of its desire to purchase Additional Securities (the "Response Notice") and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Stockholder to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice. Any purchase by Stockholders of Additional Securities shall be consummated on the later (i) the closing date specified in the Issuance Notice or (ii) the closing date on which Additional Securities described in the applicable Issuance Notice are first issued and sold if other Persons are also purchasing Additional Securities. Each Stockholder that has elected to purchase its Pro Rata Share of Additional Securities will have the right to purchase all or any portion of the Additional Securities unsubscribed for by the other Stockholders, up to its pro rata share of such unsubscribed portion (determined by the number of Voting Securities owned by the party or parties who elect to purchase such unsubscribed for portion) if oversubscribed.

          2.3  Revised Issuance Notice.  The Company shall have 90 days from the
               -----------------------
date of the Issuance Notice to consummate the proposed issuance and sale of the Additional Securities that are not being purchased by Stockholders at a price and upon the terms that are not materially changed from those specified in the Issuance Notice. If the Company proposes to issue Additional Securities after such 90-day period or at a price and upon terms that are materially changed from those specified in the Issuance Notice it must again comply with this Section 2.

          2.4  Pro Rata Share.  For purposes of this Section 2, the Pro Rata
               --------------
Share of a Stockholder shall be a fraction, (i) the numerator of which shall be the total number of shares of Voting Securities then held by the Stockholder and
(ii) the denominator of which shall be the total number of shares of Voting Securities then issued and outstanding.

          2.5  Termination and Assignment.  The rights provided to each of the
               --------------------------
Stockholders under this Section 2 shall terminate upon the consummation of an Initial Public Offering. A Stockholder's rights under this Section 2 will terminate after the Stockholder has transferred a number of Voting Securities which represents 50% or more of the number of Voting Securities held by the Stockholder on the date hereof (with FSEP III and FSEP International considered collectively for this purpose). The rights granted under this Section 2 shall not be assignable; provided, however that a Stockholder may assign its rights with respect to the shares of Common Stock transferred to a Permitted Transferee provided that the Permitted Transferee executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the Stockholder.

          3.   Transfer of Shares by FS Stockholder; Rights of Inclusion.
               ---------------------------------------------------------

          3.1  Right of Inclusion.  The FS Stockholder agrees not to sell all or
               ------------------
any portion of the shares of Common Stock it holds to any Person (individually, a "Third Party" and, collectively, "Third Parties") unless each of the Existing Stockholders is given an opportunity to sell to the Third Party such number of shares of Common Stock owned by the Existing Stockholder as is determined in accordance with Subsection 3.3 of this Section 3; provided, however, that the
                                                  --------  -------
Existing Stockholders shall have no rights pursuant to this Section 3 with respect to sales or other transfers by the FS Stockholder of Common Stock to any Permitted Transferee of the FS Stockholder.

          3.2  Third-Party Offer.  Prior to the consummation of any sale of all
               -----------------
or any portion of the shares of Common Stock held by the FS Stockholder to a Third Party, the FS Stockholder shall cause each bona fide offer from such Third Party to purchase such shares from the FS Stockholder (a "Third-Party Offer") to be reduced to writing and shall send written notice of such Third-Party Offer (the "Initial Offer Notice") to each Existing Stockholder. Each Third-Party Offer shall include an offer to purchase shares of Common Stock from the Existing Stockholders in the amounts determined in accordance with Subsection
3.3 of this Section 3, at the same time, at the same price and on the same terms as the sale by the FS Stockholder to the Third Party, and according to the terms and conditions of this Agreement. The Initial Offer Notice shall be accompanied by a true copy of the Third-Party Offer. If an Existing Stockholder desires to accept the offer contained in the Initial Offer Notice, such Existing Stockholder shall furnish written notice to the FS Stockholder, within 20 days after its receipt of the Initial Offer Notice, indicating such Existing Stockholder's irrevocable acceptance of the offer included in the Initial Offer Notice and setting forth the maximum number of shares of Common Stock such Existing Stockholder agrees to sell to the Third Party (the "Acceptance Notice"). If an Existing Stockholder does not furnish an Acceptance Notice to the FS Stockholder in accordance with these provisions by the end of such 20-day period, such Existing Stockholder shall be deemed to have irrevocably rejected the offer contained in the Initial Offer Notice. All shares of Common Stock set forth in the Acceptance Notices of the Existing Stockholders together with the shares of Common Stock proposed to be sold by the FS Stockholder to the Third Party are referred to collectively as "All Offered Shares". Within three days after the date on which the Third Party informs the FS Stockholder of the total number of shares of Common Stock which such Third Party has agreed to purchase in accordance with the terms specified in the Initial Offer Notice, the FS Stockholder shall send written notice (the "Final Notice") to the participating Existing Stockholders setting forth the number of shares of Common Stock each Existing Stockholder shall sell to the Third Party as determined in accordance with Subsection 3.3 of this Section 3, which number shall not exceed the maximum number specified by an Existing Stockholder in its Acceptance Notice. Within five days after the date of the Final Notice (or such shorter period as may reasonably be requested by the FS Stockholder to facilitate the sale), each participating Existing Stockholder shall furnish to the FS Stockholder (i) a written undertaking to deliver, upon the consummation of the sale of Common Stock to the Third Party as indicated in the Final Notice, the certificates representing the shares of Common Stock held by the Existing Stockholder which will be transferred pursuant to such Third-Party Offer (such shares shall be referred to herein as the "Included Shares") and (ii) a limited power-of-attorney authorizing the FS Stockholder to transfer the Included Shares pursuant to the terms of such Third-Party Offer. Each Stockholder shall be required to make representations and warranties in connection with such transfer only with respect to its own authority to transfer and its title to the shares of Common Stock transferred. In any such transaction the Company will cooperate with all Stockholders to facilitate the transaction.

          3.3  Allocation of Included Shares.  The maximum number of shares of
               -----------------------------
Common Stock that may be sold by FSEP III, FSEP International and each Existing Stockholder and all other holders of Common Stock who have rights to participate in sales of Common Stock by the FS Stockholder pursuant to written agreements by and between the FS Stockholder and any such holder (the "Other Tag-Along Rights Holders") in any sale governed by this Section 3 shall be (i) All Offered Shares in the event the Third Party has agreed to purchase All Offered Shares and all shares of Common Stock that the Other Tag-Along Rights Holders who have elected to participate in such sale seek to include in such sale or (ii) such number of shares of Common Stock equal to the product of (a) the total number of shares of Common Stock which the Third Party has agreed to purchase times (b) a fraction, the numerator of which is the total number of shares of Common Stock owned by FSEP III, FSEP International, an Existing Stockholder or each Other Tag-Along Rights Holder who has elected to participate in such sale, as the case may be, on the date of the Final Notice and the denominator of which is the total number of shares of Common Stock owned on the date of the Final Notice by FSEP III, FSEP International, the Existing Stockholders and the Other Tag-Along Rights Holders who have elected to participate in such sale; provided, however, that,
                                                      --------  -------
in the event FSEP III, FSEP International, the Existing Stockholders or any Other Tag-Along Rights Holder elects to sell a number of shares of Common Stock which is less than the number of shares such holder could sell pursuant to clause (ii) above, the shares of Common Stock that the others of such holders can sell in such transaction shall be increased by an aggregate amount equal to the number of shares which any of FSEP III, FSEP International, the Existing Stockholders or any Other Tag-Along Rights Holder could have sold in such transaction but chose not to sell, and any such increase shall be allocated among such other holders on a pro rata basis based upon the total number of shares of Common Stock owned on the date of the Final Notice by such other holders.

          3.4  Consummation.  The FS Stockholder shall have 180 days from the
               ------------
date of the Final Notice in which to sell to the Third Party the shares of Common Stock owned by the FS Stockholder and the Included Shares of the Existing Stockholders on terms which are not materially less favorable to the sellers of shares of Common Stock than those specified in the applicable Initial Offer Notice; provided, however, that in the event there is a decrease in the price to
        --------  -------
be paid by the Third Party for the shares of Common Stock to be sold from the price set forth in the Initial Offer Notice, which decrease is acceptable to the FS Stockholder, or other material change in terms which are less favorable to the FS Stockholder, but which are acceptable to the FS Stockholder, the FS Stockholder shall notify the participating Existing Stockholders of such decrease or change in terms, and each of the participating Existing Stockholders shall have five business days from the date of receipt of the notice of such decrease or change in terms to reduce the number of shares of Common Stock it will sell to such Third Party as previously indicated in the applicable Acceptance Notice and the number of shares that all other participating stockholders (including Other Tag-Along Rights Holders) may transfer shall be increased in accordance with the provisions of Section 3.3. The FS Stockholder shall act as agent for the Existing Stockholders in connection with such sale and shall cause to be remitted to an Existing Stockholder the total sales price of the Included Shares of such Existing Stockholder sold pursuant thereto, which consideration shall be in the same form as the consideration received by the FS Stockholder and as specified in the applicable Initial Offer Notice, net of the Existing Stockholder's respective pro rata portion (based on the number of shares of Common Stock sold) of the reasonable, out-of-pocket expenses incurred by the FS Stockholder in connection with such sale (not including, however, any transaction fee charged by the FS Stockholder or its Affiliates). The FS Stockholder shall furnish, or shall cause to be furnished, such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by the Existing Stockholder including, without limitation, evidence of the expenses incurred by the FS Stockholder in connection with such sale. If and to the extent that, at the end of 180 days following the date of the Final Notice, the FS Stockholder has not completed the sale contemplated thereby, the FS Stockholder shall return to each participating Existing Stockholder all certificates representing the Included Shares and all powers-of-attorney which an Existing Stockholder may have transmitted pursuant to the terms hereof.

          3.5  Termination and Assignment.  The obligations of the FS
               --------------------------
Stockholder pursuant to the provisions of this Section 3 shall terminate upon the consummation of an Initial Public Offering. The rights granted to Existing Stockholders under this Section 3 shall not be assignable except to a Permitted Transferee in accordance with Section 5.1, provided that the Permitted Transferee executes a written undertaking to be and become bound by this Agreement in the same manner and to the same extent as the Existing Stockholder.

          4.   Obligation to Sell Securities.
               -----------------------------

          4.1  Sale Obligation.  If the FS Stockholder finds a buyer for all of
               ---------------
the shares of Common Stock held by the FS Stockholder (whether such sale is by way of purchase, merger or other form of transaction), upon the request of the FS Stockholder, each of the Existing Stockholders shall sell all or any portion of the Securities beneficially owned by such Existing Stockholder to such third-party buyer pursuant to the terms and conditions negotiated by the FS Stockholder. All holders of each class of Securities shall receive the same form and amount of consideration for such Securities. Any Security that is convertible into Common Stock shall be purchased on an "as converted" basis.
Any series of preferred stock that is not convertible into Common Stock shall be purchased for its stated liquidation preference plus accrued and unpaid dividends. Any debt Security which is not convertible into Common Stock shall be purchased at its outstanding principal amount plus accrued and unpaid interest, plus any prepayment or redemption premium set forth in the instruments governing such Security. The exercise price (if any) of a Security shall be deducted from the consideration to be received; provided however that if the exercise price of such Security is greater than the consideration to be received, such Security shall be cancelled without any payment to its holder. Each of the Existing Stockholders agrees to such sale and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary to consummate such sale; provided that no Stockholder shall be obligated to make any representations and warranties with respect to such sale other than with respect to its own authority to transfer and its title to the Securities transferred. Each of the Existing Stockholders further agrees to timely take such other actions as the FS Stockholder may reasonably request to enforce its obligation to sell its Securities, and otherwise as necessary in connection with the approval of the consummation of such sale, including voting all Securities in favor of such sale. Each Stockholder shall pay its pro rata portion (based on the total value of the consideration received by such Stockholder compared to the aggregate consideration received by all Stockholders in the transaction) of the reasonable out-of-pocket expenses incurred by the FS Stockholder in connection with a sale consummated pursuant to this Section 4 (not including, however any transaction fee charged by the FS Stockholder or its Affiliates). Notwithstanding the forgoing provisions of this Section 4, no Stockholder shall have any obligation to sell Securities in connection with any sale by the FS Stockholder of all of its shares of Common Stock unless, prior to the consummation of such sale, (i) the Board determines that the consideration to be received by the Stockholders in such sale for their shares of Common Stock is not less than the aggregate fair market value of the shares of Common Stock held by the Stockholders and
(ii) the Company shall have obtained a fairness opinion from an investment banking firm that such a sale is fair, from a financial point of view, to the holders of Common Stock.

          4.2  Termination and Assignment.  The obligations of the Existing
               --------------------------
Stockholders pursuant to this Section 4 shall be binding on any transferee of Securities held by an Existing Stockholder, and each Existing Stockholder shall obtain and deliver to the FS Stockholder a written commitment to be bound by such provisions from each such transferee prior to any transfer. The obligations of each Existing Stockholder pursuant to this Section 4, and the obligations of any such transferee, shall terminate upon the consummation of an Initial Public Offering. The rights of FS Stockholder under this Section 4 shall not be assignable and shall terminate in the event that the FS Stockholder holds a number of shares of Common Stock which represents less than 33-1/3% of the total number of shares of Common Stock outstanding at any time (with FSEP III and FSEP International considered collectively for this purpose).

          5.   Restrictions on Transfers of Securities; Right of First Offer.
               -------------------------------------------------------------

          5.1  Transfer Restrictions.  No Stockholder shall (i) pledge,
               ---------------------
hypothecate or encumber any Securities; (ii) sell, assign, transfer, or otherwise dispose of or convey ("Transfer") any Securities, or any right, title or interest therein, except in compliance with the Securities Act and all applicable state securities laws or (iii) Transfer any Securities, or any right, title or interest therein except for sales of Securities expressly permitted by and in compliance with this Agreement, including (without limitation) Subsection
5.2. Any attempt to Transfer, pledge, hypothecate or encumber Securities, or any right, title or interest therein, not in compliance with this Agreement shall be null and void, and the Company shall not give effect to any such attempted transaction or Transfer. Any Securities Transferred pursuant to the terms and requirements of this Agreement shall be Transferred free and clear of all mortgages, liens, pledges, charges and security interests or encumbrances, or any obligations or liabilities in connection therewith. Each Stockholder, on the execution and delivery of this Agreement, agrees that such Stockholder will not Transfer any Securities prior to delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company with respect to compliance with the Securities Act, or until a registration statement with respect to such Securities under the Securities Act has become effective. All transferees of Securities will be bound by this Agreement in the same manner and to the same extent as the transferor and prior to any Transfer must deliver to the Company and the Stockholders a written undertaking to be and become so bound. Upon completion of any Transfer in compliance with this Agreement, the transferee shall become a Stockholder and entitled to the rights hereunder which may be duly and validly assigned to such transferee. An Existing Stockholder may transfer Securities to a Permitted Transferee provided that such transferee executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the transferring Stockholder; and provided further, that prior to the consummation of any transaction in which a Permitted Transferee ceases to be an Affiliate of such Stockholder, such Permitted Transferee shall reconvey all Securities to the transferring Stockholder and the Securities will remain subject to this Agreement. A Permitted Transferee may not subsequently transfer the Securities, except transfers of Securities back to the transferring Stockholder.

          5.2  Right of First Offer.  Each of the Stockholders hereby agrees not
               --------------------
to Transfer any of the Securities held by them to any Person (other than a Permitted Transferee) unless each other Stockholder is given the right to acquire such Securities pursuant to the provisions of this Subsection 5.2; provided, however, that this Subsection 5.2 shall only apply to Transfers by the FS Stockholder of less than all of the shares of Common Stock it then holds (with FSEP III and FSEP International considered collectively for this purpose); provided further that Transfers by Belatti, Holbrook or Frankel to the Company pursuant to any Company repurchase right on termination of employment shall not be subject to this Section 5.2. If any of the Stockholders receives an offer from any Person to acquire any Securities, or decides to solicit or cause to be solicited a proposal or proposals to acquire Securities, such Stockholder (the "Offering Stockholder") shall first give all other Stockholders (each, an "Offeree," and together, the "Offerees") written notice (the "Stockholder Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum cash sales price (the "Target Price") that the Offering Stockholder would entertain for the Securities to be sold (the "Offered Securities"). Each of the Offerees shall have the right for a period of 30 days following the delivery of the Stockholder Notice (the "Acceptance Period") to accept the offer to purchase all but not less than all of its respective Offeree Pro Rata Share (as defined below) of the Offered Securities at the Target Price and upon the other terms provided with the Stockholder Notice; provided that all and not less than all of the Offered Securities are purchased. Each Offeree that has elected to purchase its Offeree Pro Rata Share of the Offered Securities will have the right to purchase all or any part of the unsubscribed portion of the Offered Securities up to its pro rata share of such unsubscribed portion (determined in accordance with the number of shares of Voting Securities owned by the parties that elect to purchase such unsubscribed for portion). Each Offeree shall exercise its rights under this Section 5.2 by delivering to the Offering Stockholder written notice of its election prior to 5:00 p.m. Los Angeles time on the final day of the Acceptance Period. On the first business day following the termination of the Acceptance Period, the Company shall notify all Offerees that have exercised their rights hereunder of the amount of any unsubscribed portion of the Offered Securities, and such Offerees shall have two business days to purchase their pro rata share of such unsubscribed portion. If an Offeree exercises its rights under this Section 5.2, the sale of such Securities shall be consummated within 30 days of the final day of the Acceptance Period (the "Purchase Period"). If the Offerees do not elect to purchase such Securities on such terms or fail to consummate a purchase of such Securities within the Purchase Period, the Offering Stockholder shall have the right to consummate the sale of such Securities for a sales price equal to or greater than the Target Price and on terms no more favorable to the purchaser than specified in the Stockholder Notice for a period of 90 days (the "Consummation Period") after the expiration of the Acceptance Period or, if applicable, the Purchase Period. If the Offering Stockholder does not complete such sale, transfer or conveyance within the Consummation Period, the Offering Stockholder shall not have the right to sell, transfer or convey any of such Securities without again complying with this Subsection 5.2. In the event the Offering Stockholder intends to sell Securities for consideration other than cash, the Offering Stockholder shall notify the Offerees of the terms of such non-cash consideration. The Offerees may elect within ten days of such notice to have the fair market value of such non-cash consideration determined, with the parties jointly selecting an investment banking firm to resolve any dispute regarding the fair market value of such non-cash consideration; in the absence of agreement on such firm, Goldman, Sachs & Co. shall determine such fair market value. If the sum of the fair market value of the non-cash consideration and the cash consideration (in the case of a sale that is partially for cash) is less than the cash price offered to the Offerees pursuant to this

Subsection 5.2, the Offerees may, within 10 days of the determination of the fair market value of the non-cash consideration, elect to purchase the Securities proposed to be sold for an amount equal to the sum of (i) the fair market value of the non-cash consideration and (ii) the cash consideration, if any. Such purchase must be consummated within 20 days of the determination of fair market value. For purposes of this Subsection 5.2, "Offeree Pro Rata Share" shall mean a fraction (i) the numerator of which is the total number of shares of Voting Securities then held by a Stockholder and (ii) the denominator of which is the total number of shares of Voting Securities then held by all Stockholders entitled to receive the right of first offer. If the Offering Stockholder receives a written offer for such Securities at any time during the Consummation Period which is acceptable to the Offering Stockholder but is less than the Target Price or is upon terms less favorable to the Offering Stockholder than the terms provided to the Offerees in the Stockholder Notice (the "Below Target Price Offer"), the Offering Stockholder shall promptly deliver a copy of such written offer to the Offerees. During the 15-day period following delivery of such written offer, the Offerees shall have the right to accept the offer to purchase the Securities offered on the terms reflected in such written offer. Each Offeree shall, if it so desires, exercise such right by delivery to the Offering Stockholder written notice of its election to purchase all but not less than all of its Offeree Pro Rata Share of the Offered Securities prior to 5:00 p.m. Los Angeles time on the final day of such additional 15 day period and the sale of such Securities shall be consummated within 30 days of the delivery of such written notice. Any unsubscribed portion of the Offered Securities shall be allocated in the manner provided above. If the Offerees do not elect to accept the offer to purchase the Offered Securities on such terms or fail to consummate the purchase of the Offered Securities within 30 days of the date of the Offerees' acceptance of the Below Target Price Offer, the Offering Stockholder shall have 90 days to consummate the sale of the Offered Securities at a price and upon terms that are not less favorable to the Offering Stockholder than the price and terms specified in the written offer delivered to the Offerees. In the event a Below Target Price Offer involves any non-cash consideration, the procedures for valuing such non-cash consideration set forth in Subsection 5.2 above shall be utilized to determine the fair market value of such non-cash consideration.

          5.3  Termination and Assignment.  The obligations of a Stockholder
               --------------------------
pursuant to this Section 5 shall terminate upon an Initial Public Offering. The rights granted to Stockholders under Subsection 5.2 shall not be assignable except to Permitted Transferees. Any transferee of Securities from a Stockholder other than a purchaser of shares from a Stockholder after the Stockholder has duly complied with its obligations under this Section 5 with respect to such sale, shall be bound by the provisions of this Section 5 and such Stockholder shall obtain and deliver to each other Stockholder a written commitment to be bound by such provisions from each such transferee prior to any transfer.

          6.   Registration Rights.
               -------------------

          6.1 "Piggy-Back" and Demand Rights on Common Stock.  FSEP III, FSEP
              ----------------------------------------------
International and each Existing Stockholder shall be entitled to certain "piggy-back" registration rights with respect to future public offerings of Common Stock by Company and to certain demand registration rights (the "Registration Rights"). The terms of the Registration Rights are set forth in Exhibit A attached hereto. The rights granted to Stockholders under this Section 6.1 shall not be assignable except to a Permitted Transferee.

          6.2 Registration Rights on Preferred Stock.  Each Existing Stockholder
              --------------------------------------
that owns 10% Preferred Stock shall be entitled to the registration rights set forth on Exhibit B hereto. The rights granted to Stockholders under this
Section 6.2 shall not be assignable except to a Permitted Transferee.

          7.   Representation on the Board of Directors.
               ----------------------------------------

          7.1  The Board.  Subject to the terms and conditions of this Section
               ---------
7, at each annual or special meeting of stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, the FS Stockholder and the Existing Stockholders agree to exercise, or cause to be exercised, voting rights with respect to the shares of Voting Securities then held of record or beneficially owned by them, in such a manner that five candidates nominated by FS Stockholder and three candidates nominated by the Chief Executive Officer of the Company (the "CEO") shall be elected to fill and continue to hold positions on the Board. Pursuant to the terms of the 10% Preferred Stock, holders of the 10% Preferred Stock are entitled to elect one member of the Board. The parties shall use their reasonable best efforts to ensure that the Board consists of not more than nine members. If necessary, the Board shall elect such additional independent members, if any, as may be required under applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with the Initial Public Offering, and the FS Stockholder and the Existing Stockholders shall each take all actions necessary in connection therewith.

          If at any time from and after the date hereof, FS Stockholder or the CEO shall give notice of their desire to remove any director previously nominated by that party to serve on the Board, the FS Stockholder and the Existing Stockholders agree to exercise or cause to be exercised voting rights with respect to all shares of Voting Securities held of record or beneficially owned by it or them so as to remove such director of the Company. If at any time from and after the date hereof, any director previously nominated by FS Stockholder or the CEO to serve on the Board ceases to be a director (whether by reason of death, resignation, removal or otherwise), FS Stockholder or the CEO, as the case may be, shall be entitled to nominate a successor director to fill the vacancy created thereby, and the FS Stockholder and the Existing Stockholders agree to exercise voting rights with respect to the shares of Voting Securities held of record or beneficially owned by them so as to elect such nominee as a director of the Company.

          7.2  Termination and Assignment.  The rights and obligations contained
               --------------------------
in this Section 7 shall terminate upon the consummation of an Initial Public Offering or upon the sale by the FS Stockholder of more than 50% of its Initial Shares (with FSEP III and FSEP International considered collectively for this purpose) and shall not be assignable other than to Permitted Transferees.

          8.   Other Agreements.
               ----------------

          (a) Each of the Stockholders agrees that, at the request of any Existing Stockholder, it shall vote all shares of Common Stock owned by it in favor of an amendment to the Company's Articles of Incorporation to provide that shares of Common Stock may, at any holder's request, be converted into shares of a new series of non-voting common stock, provided that all such shares of non-voting common stock shall be subject to the provisions of this Agreement to the same extent as the shares of Common Stock converted.

          (b) The Company shall not consummate any material transaction with a Stockholder or any Affiliate of a Stockholder other than transactions on terms that are no less favorable to the Company than could have been obtained with a person that is not a stockholder (as determined in the good faith judgment of the Board) and other than (i) indemnification of any of Company's officers or directors whether pursuant to any indemnity agreement or applicable law, (ii) payment of transaction fees in connection with the Purchase Agreement, and (iii) any reimbursement by Company of normal and reasonable expenses incurred by the FS Stockholder or any of its Affiliates after the date hereof.

          (c) Each Stockholder shall be promptly provided with all financial and other information provided to the members of the Board and shall be permitted to have one representative attend all regularly scheduled Board meetings.

          9.   Copy of Agreement.  A copy of this Agreement and all amendments
               -----------------
hereto shall be filed with the Secretary of Company and shall be kept at the principal executive offices of Company.

          10.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of Minnesota without regard to the conflicts of laws rules thereof.

          11.  Representations and Warranties.  Each Stockholder represents and
               ------------------------------
warrants (a) that such Stockholder has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Agreement; (b) that this Agreement and the performance of its obligations hereunder have been duly authorized, executed and delivered by such Stockholder and is a valid and binding agreement, enforceable against such Stockholder in accordance with its terms; (c) that such Stockholder owns beneficially and of record the shares of Common Stock and 10% Preferred Stock and the rights, options or warrants to purchase any capital stock of the Company set forth opposite its name on Schedule 1 hereto, free and clear of any lien, claim, charge, option, security interest, restriction or encumbrance and (d) that such Stockholder does not own beneficially or of record any other securities or rights, options or warrants to purchase any securities of the Company.

          12.  Amendment and Waiver; Successors.  This Agreement may be amended,
               --------------------------------
modified or supplemented, and compliance with any provision hereof may be waived, only with the written consent of FSEP III, FSEP International and those Existing Stockholders then holding a majority of the shares of Voting Securities then held by the Existing Stockholders, and any amendment, modification, supplement or waiver so consented to in writing shall be binding upon the parties hereto and their successors and permitted transferees and assigns; provided that any amendment that materially and adversely affects the rights of any Existing Stockholder hereunder shall require the consent of each Existing Stockholder so affected. This Agreement shall be binding on the parties hereto and, their successors, transferees, assigns, heirs and personal representatives; provided however, that unless expressly permitted herein, this Agreement under the rights granted hereunder shall not be assignable without the written consent of all of the parties hereto, which consent may be withheld in each such party's sole discretion.

          13.  Interpretation.  The headings of the Sections contained in this
               --------------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

          14.  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or delivered by telecopier (with receipt confirmed), on the date of such delivery or transmission, or three (3) days after deposit in the mail, by registered or certified mail (return receipt requested) postage prepaid (i) if to Company, at the address or telecopier number set forth in the Purchase Agreement, (ii) if to the FS Stockholder, at Freeman Spogli & Co. Incorporated, 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025, Attention: William M. Wardlaw, telecopier: (310) 444-1870, (iii) if to Canadian Imperial Bank of Commerce, at 425 Lexington Avenue, New York, New York 10017, Attention: R. Bruce Layman and Marc Bilbao; if to ML IBK Positions, Inc., at Merrill Lynch & Co., Inc., Corporate Credit Division, World Financial Center, South Tower, 7th Floor, New York, New York 10080-6107,
Attention: Anthony Lafaire; if to Pilgrim Prime Rate Trust, at The Pilgrim America Group, 12th Floor, 2 Renaissance Square, 40 N. Central Avenue, Phoenix, Arizona 85004, Attention: Howard Tiffen; if to Senior Debt Portfolio, at Eaton Vance Prime Rate Reserves, 24 Federal Street, Boston, Massachusetts 02110,
Attention: Jane Nelson; and if to Van Kampen American Capital Prime Rate Income Trust, at One Oakview Plaza, Oakbrook Terrace, Illinois 60181, Attention: Jeff Maillet (or at such other address or telecopier number for any party as shall be specified by like notice provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof).

          15.  Legends.  All certificates evidencing Securities which are issued
               -------
to any of FSEP III, FSEP International and the Existing Stockholders shall be legended as follows (in addition to any other legend required to be placed thereon):

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER, PLEDGE, HYPOTHECATION AND VOTING THEREOF AS SET FORTH IN THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF APRIL 11, 1996, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION AND A COPY OF WHICH MAY BE

          OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR."

          16.  Further Assurances.  The Stockholders shall exercise, or cause to
               ------------------
be exercised, voting rights with respect to Voting Securities held of record or beneficially owned by them in a manner so that, and shall otherwise take any necessary actions in order that, the covenants and understandings of the parties set forth in this Agreement shall be implemented. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement and to make appropriate changes to the procedures set forth herein to implement such rights to the extent necessary to conform to the Minnesota Business Corporation Act or other applicable law. Each party hereto further agrees not to take any action violating the intent and purpose of this Agreement. The Company covenants and agrees that it will act in good faith to preserve for each of the Stockholders the benefits of this Agreement and that it will take no voluntary action to impair the benefit hereof or to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or to deny to any of the Stockholders any of the benefits or protections contemplated hereby.

          17.  Injunctive Relief; Disputes.  It is acknowledged that it will be
               ---------------------------
impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. In the event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees.

          18.  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any Rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be enforced as originally contemplated to the greatest extent possible.

          19.  Entire Agreement.  This Agreement (and Exhibits hereto), together
               ----------------
with the Company's Articles of Incorporation and Bylaws as in effect on the date hereof constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

          20.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          21.  Opinions.  Upon the execution of this Agreement, FS Stockholder
               --------
shall receive an opinion from Dorsey & Whitney, with respect to the enforceability of this Agreement against the Existing Stockholders and the Existing Stockholders shall receive an opinion from Faegre & Benson with respect to the enforceability of this Agreement against FS Stockholder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FS EQUITY PARTNERS III, L.P.,         AMERICA'S FAVORITE CHICKEN COMPANY
a Delaware limited partnership

By:  FS Capital Partners, L.P.        By: /s/ Frank Belatti
                                          --------------------------------------
     Its:  General Partner                Its:  Chairman of the Board

     By:  FS Holdings, Inc.
          Its:  General Partner       PILGRIM PRIME RATE TRUST


          By:  /s/ John M. Roth             By:  /s/
               ----------------------            -------------------------------
               Its:  Vice President              Its:  Senior Vice President


FS EQUITY PARTNERS                    VAN KAMPEN AMERICAN CAPITAL PRIME
INTERNATIONAL, L.P., a                 RATE INCOME TRUST
Delaware limited partnership

By:  FS&Co. International, L.P.       By:  /s/ Jeffrey W. Maillet
                                           -------------------------------------
     Its:  General Partner                 Its:  Senior Vice-President -
                                                 Portfolio Manager

     By:  FS International
            Holdings Limited
            Its:  General Partner

            By:  /s/ John M. Roth
                 ---------------------------
                 Its:  Vice President

CANADIAN IMPERIAL BANK
 OF COMMERCE


By:  /s/
     -------------------------------
   Its:


ML IBK POSITIONS, INC.                   SENIOR DEBT PORTFOLIO

                                          By:  Boston Management and Research
By:  /s/ Martin J. McInerney                  as Investment Advisor
     -------------------------------
     Its:  Vice President

                                          By:  /s/
                                               ---------------------------------
                                               Its:  Vice President


FRANK J. BELATTI                          DICK R. HOLBROOK


/s/ Frank J. Belatti                      /s/ Dick R. Holbrook
-----------------------------------       --------------------------------------


SAMUEL N. FRANKEL


/s/ Samuel N. Frankel
-----------------------------------

                                   SCHEDULE 1

                           OWNERSHIP OF CAPITAL STOCK
                      BY STOCKHOLDERS UPON CONSUMMATION OF
                TRANSACTIONS CONTEMPLATED BY PURCHASE AGREEMENT

                                                                     10%
                                                                  PREFERRED
                  STOCKHOLDER                      COMMON STOCK     STOCK
------------------------------------------------   ------------   ---------

FS Equity Partners III, L.P.                       20,288,340           --
FS Equity Partners International, L.P.                815,067           --
Canadian Imperial Bank of Commerce                  6,312,724      360,545
Pilgrim Prime Rate Trust                              413,980       24,848
Van Kampen American Capital Prime Rate Income         604,251       34,864
 Trust
Senior Debt Portfolio                                 806,708       54,895
ML IBK Positions, Inc.                              1,800,000       60,000
Frank J. Belatti                                    1,329,969           --
Dick R. Holbrook                                      660,000           --
Samuel N. Frankel                                     660,000           --